UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)         November 1, 2004

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Brandywine Parkway
West Chester, Pennsylvania		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02               Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 1, 2004, the Audit Committee of the Board of Directors of Cephalon, Inc. (the “Company”), concluded that the financial statements for the quarterly period ended June 30, 2004 should no longer be relied upon.  During the Company’s preparation of the financial statements for the quarterly period ended September 30, 2004, it discovered that a clerical error made during that quarter resulted in cost of sales related to its manufacturing operations in France being understated by $2.5 million on a pre-tax basis.  The Company discovered this error as a result of its own internal control procedures, and concluded, after discussion with its Audit Committee and independent registered public accounting firm, PricewaterhouseCoopers LLP, it was advisable to restate second quarter results.

Concurrent with this filing, the Company has filed an amended Form 10-Q for the quarterly period ended June 30, 2004 that includes restated financial statements and amendments to related disclosures.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

None

(b)           Pro forma Financial Information.

None

(c)           Exhibits.

Exhibit No.	Description of Document
99.1+	Press Release dated November 3, 2004 – Cephalon, Inc. Reports Third Quarter Financial Results

+  Previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2004 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: November 3, 2004	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Senior Vice President & Chief Financial Officer